[LETTERHEAD OF CASE FINANCIAL, INC.]

                                                    CONTACT: Michael A. Schaffer
                                                           Chairman of the Board
                                                                    818.728.9444

NEWS

                   CASE FINANCIAL, INC. APPOINTS NEW OFFICERS

SHERMAN OAKS, CA, OCT 13, 2004 - Case Financial, Inc. (OTCBB: CSEF) announced today that at a Board of Directors meeting held October 12, 2004, Chairman
Michael Schaffer was appointed Chief Executive Officer. Further, Director Lawrence Schaffer was appointed Chief Financial Officer and replaced Gary Primes as President; Director William Rapaglia was appointed Chief Operating Officer; and Director Waddy Stephenson replaced Gary Primes as Corporate Secretary. Gary Primes remains with the company, continuing as Chief Information Officer.

      Case Financial, Inc. also announced today that at a Board of Directors meeting held October 7, 2004, Ed Baldwin resigned as a director in addition to his positions of Chief Executive Officer and Chief Financial Officer.

      Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 37A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our use of the words "expect," "anticipate," "estimate," "forecast," "plan," "goal," "pursue" and similar expressions is intended to identify forward looking statements. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future, including those described in our SEC reports on Forms 10-KSB and 10-QSB. Such factors include, among others: cash flow dependency on factors beyond the Company's control, including the uncertainty of litigation outcomes; the capital intensive nature of the business; and the fact that non-recourse pre-settlement funding is a new business which makes it difficult to evaluate and for which the Company must educate its customers; the future success of new and existing funding products. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise.

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10/13/04